Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (“Assignment”) is entered into and made effective as of the 1st day of April, 2017, by and between METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC a Delaware limited liability company (“Assignor”) and CIRIUS THERAPEUTICS, INC., a Delaware corporation (“Assignee”), and consented to by MAIN STREET EAST, LLC, a Michigan limited liability company (“Landlord”).

1.    Assignor does hereby grant, convey, transfer and assign to Assignee, its successors and assigns, all of Assignor’s rights, title and interest in and to that certain Lease Agreement between Landlord and Assignor dated as of November 30, 2009, as amended by that Addendum to Lease Agreement dated as of October 31, 2011, that Second Addendum to Lease Agreement dated as of December 16, 2014, that Third Addendum to Lease Agreement dated December 16, 2015, and that Fourth Addendum to Lease Agreement dated April 29, 2016 including any security deposit and all other amendments, modifications, extensions and renewals thereof, a true, full and complete copy of which is attached hereto as Exhibit A (“Lease”), pertaining to the leasing of that certain real property (including all improvements located thereon) located at 161 East Michigan Avenue, Kalamazoo, Michigan and containing approximately 2,901 square feet of leasable space (“Premises”).

2.    Assignor represents and warrants, to the best of its knowledge and as of the date hereof, that neither Assignor nor the Landlord under the Lease, are in breach of or default under any terms and provisions of the Lease and that Assignor is currently paying $3,810 a month under the Lease.

3.    Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against all occurrences, claims, demands, losses, damages, expenses and costs (including reasonable attorneys’ fees) incurred, arising out of, or in connection with Assignor’s failure, prior to the effective date of this Assignment, to observe, perform and discharge any and all of Assignor’s covenants, obligations and duties pursuant to the Lease.

4.    Assignee does hereby accept and assume such grant, conveyance, transfer and assignment of the Lease, and agrees to perform and be bound by all of the covenants, obligations and duties first arising pursuant to the Lease from and after the effective date of this Assignment.

5.        Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against all occurrences, claims, demands, losses, damages, expenses and costs (including reasonable attorneys’ fees) incurred, arising out of, or in connection with Assignee’s failure, after the effective date of this Assignment, to observe, perform and discharge any and all of the covenants, obligations and duties first arising after the effective date of this Assignment pursuant to the Lease.

6.    This Assignment may not be assigned by operation of law or otherwise by any party without the prior written consent of the other parties. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns

7.    This Assignment shall be governed by, enforced under and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

8.    This Assignment may be executed by facsimile, scanned and emailed or other electronic signatures and in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.    Terms not defined herein shall have the meanings ascribed in the Lease.

[Signature Page Follows]

ASSIGNOR:		ASSIGNEE:

METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC, a Delaware limited liability Company		CIRIUS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Michelle Antunes	By:	/s/ Brian Farmer
Name:	Michelle Antunes	Name:	Brian K. Farmer
Title:	Manager Finance Administration	Title:	Chief Business Officer

CONSENT TO AND APPROVAL OF LEASE ASSIGNMENT BY LANDLORD

The undersigned, duly authorized agent of Landlord, hereby consents to and approves of the assignment of the Lease made herein from Assignor to Assignee.

MAIN STREET EAST, LLC, a Michigan limited liability company

By:	/s/ Frederick D. Brown
Name:	Frederick D. Brown
Title:	Member

EXHIBIT A

THE LEASE

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and executed this     30th     day of November, 2009, by and between MAIN STREET EAST, LLC, hereinafter referred to as “LANDLORD” and METABOLIC SOLUTIONS DEVELOPMENT COMPANY, a Michigan corporation, hereinafter referred to as “TENANT”.

FOR AND IN CONSIDERATION of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1.    Leased Premises. LANDLORD hereby leases to TENANT and TENANT hereby rents from LANDLORD, the premises located in the City of Kalamazoo Michigan, being the north portion of the 4th floor of The Haymarket Building (the “Building”) located at 161 E. Michigan Avenue, (“Leased Premises”). The Leased Premises consists of approximately 4,028 square feet, and are shown in yellow highlight on the floor plan attached as Exhibit A. The Leased Premises shall also include TENANT’S exclusive rights to utilize portions of the Common Areas (defined below) as fully set forth in Section 7.

2.    Term. The term of this Lease shall commence December 1, 2009 and end on December 31, 2011.

3.    Rent. The TENANT agrees to pay to the LANDLORD the rental set forth in Exhibit B attached hereto during the term of this Lease Agreement. The rental shall be paid in equal monthly installments on or before the 1st day of each month, in advance, at the location designated by LANDLORD.

Landlord Designation:	MAIN STREET EAST, LLC

c/o Treystar

7950 Moorsbridge Road

Portage, MI 49024

4.    Late Fee. A late fee equal to two (2%) percent of the base monthly rent shall become due and payable immediately on any rental payment not received on or before the sixth day of the month due. These fees are to be considered as liquidated amounts representing Landlord’s damages and costs of administration on account of late payment. Tenant’s failure to pay the aforementioned fees as they become due shall constitute a default.

5.    Restriction on Use. TENANT shall use the Leased Premises only for the conduct of a business or professional enterprise and other related activities, and for no other purpose without the written consent of LANDLORD. TENANT shall not use the Leased Premises for any unlawful, improper or immoral use, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations. TENANT shall also not undertake any activity within the Leased Premises which might annoy or disturb other tenants in the Building.

6.    Utilities and Services. TENANT shall be responsible for payment of all gas, electricity, water and sewer used or consumed in the Leased Premises. Since the Leased Premises is not separately metered for gas, electric, water and sewer, Landlord shall pay all gas, electric, water and sewer bills received for such services furnished to the Building, and promptly notify TENANT of its prorata share of such bills. Tenant’s pro-rata share will be determined monthly by multiplying the total amount of such bill by a fraction, the numerator of which shall be the square footage of the Leased Premises (4,028 square feet), and the denominator of which shall be the total leasable square footage in the Building space (presently 39,153 square feet). TENANT shall reimburse Landlord within fifteen days of receiving the notice of its prorata share. Landlord shall have no liability or responsibility for any failure or interruption of any utilities or services to TENANT unless caused by Landlord’s failure or refusal to pay any utility bill, but, in the event of any such failure or interruption, Landlord and Tenant will cooperate to remedy such condition as expeditiously as possible.

7.    Common Areas and Facilities. TENANT shall be entitled to use the common areas of the Building, including entryways, hallways, stairwells and elevators (the “Common Areas”). TENANT shall have the right to install, at its cost, a video camera monitoring, recording and surveillance system covering the fourth floor elevator doors and the fourth floor stairwell doors. TENANT shall also have the exclusive right to control the use of the receptionist station identified in purple highlight on the floor plan attached as Exhibit A. TENANT shall utilize the freight elevator for the purpose for which it was intended. TENANT shall be responsible for relocking any exterior doors after use by TENANT or its employees or invitees, when the entire Building is not open for business. TENANT shall also be responsible for locking and securing the Leased Premises. LANDLORD shall pay for lighting in Common Areas and also shall provide a common receptacle for refuse. LANDLORD may furnish certain security facilities for the Building. If LANDLORD furnishes such facilities, it is with the express understanding that such facilities are furnished gratuitously by LANDLORD and that LANDLORD shall not be liable for any loss of TENANT’S property through theft, casualty or otherwise, or for any damage or injury whatsoever to TENANT or its employees or invitees, as a result of any non-function or malfunction of such security system.

8.    Maintenance and Repair. LANDLORD shall keep the foundation, outer walls, roof and structural components of the Building, including its doors, door frames, door checks, and windows, in good repair as a Class A building. LANDLORD shall also be responsible for all maintenance and repair to the Common Areas, including parking lot and landscaping, structural components and mechanical systems of the Building, including heating, plumbing and air conditioning equipment; provided, however the LANDLORD shall not be responsible for the expense of repair of damages caused by the acts or negligence of TENANT or its employees or invitees. LANDLORD shall keep the Common Areas in a clean, sanitary and attractive condition. TENANT shall notify LANDLORD of any repairs which are the responsibility of the LANDLORD to perform. Except as expressly required elsewhere in this Lease, LANDLORD shall not be called upon to make any other improvements or repairs of any kind upon the Leased Premises and the Leased Premises and appurtenances shall at all times be kept in good order, condition, and repair by TENANT, and shall also be kept in a clean, sanitary, and safe condition in accordance with the laws of the State of Michigan, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of TENANT, and TENANT shall comply with all said requirements of the law, ordinances and otherwise affecting the Leased Premises. TENANT shall permit no waste, damage or injury to the Leased Premises, and TENANT shall at its own cost and expense replace any glass windows, doors, door hardware and frames in the Leased Premises which may be broken by TENANT or its employees or invitees. At the expiration of the tenancy created hereunder, TENANT shall surrender the Leased Premises in as good condition as when taken, reasonable wear and tear, loss by fire or other unavoidable casualty excepted. Notwithstanding anything in this paragraph contained, there shall be no obligation on the part of TENANT to comply with any of the laws, directions, rules and regulations referred to which may require structural alterations, structural repairs or structural additions, unless made necessary by act or work performed by TENANT, in which event TENANT shall comply at its expense.

9.      Alterations.

(a)    No alterations, additions or improvements shall be made in or to the Leased Premises without the prior consent, in writing, of LANDLORD, which consent shall not unreasonably be withheld, conditioned or delayed. All alterations, additions, improvements and fixtures which may be made or installed by either of the parties hereto upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings, with the exception of TENANT’S displays and trade fixtures, shall be the property of LANDLORD and at the termination of this Lease shall remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury. Prior to the installation of any alterations, additions or improvements by TENANT, TENANT may obtain LANDLORD’S written approval for TENANT’S removal of certain improvements at the end of the Lease term. LANDLORD may also designate by written notice to TENANT, which designation must be made at the time LANDLORD’S approval for such alteration, addition or improvement is given, certain fixtures, trade fixtures, alterations or improvements which shall be removed by TENANT at the expiration of the term. TENANT shall promptly remove any such improvements at the time of expiration of the term and repair any damage to the Leased Premises caused by such removal.

(b)    Notwithstanding the provisions of subsection a. above, LANDLORD consents to TENANT making the improvements described on attached Exhibit C.

10.    Taxes. LANDLORD shall pay all real estate taxes and installments of special assessments levied against the Leased Premises coming due during the term of this Lease Agreement. TENANT shall pay all personal property taxes levied against the property of the TENANT contained in the Leased Premises coming due from and after the date of commencement of this Lease.

11.    Insurance; Waiver of Claims; Indemnity.

(a)    Throughout the term of this Lease, LANDLORD shall maintain in force fire and extended coverage insurance insuring the Building, but not TENANT’S leasehold improvements or personal property, in the name of the LANDLORD and in an amount not less than 80% of replacement value, determined by reappraisal from time to time as deemed necessary by LANDLORD in its sole discretion. TENANT shall be solely responsible, at his cost, for providing such insurance protecting TENANT’S personal property and leasehold improvements as he deems necessary or desirable.

(b)    Throughout the term of this Lease, TENANT shall maintain in force public liability insurance covering the Leased Premises against liability for personal injuries or property damage arising out of the use, occupation or condition of the Leased Premises, in the following amounts: For personal injuries to any person or persons arising out of a single accident, $1,000,000, and for property damage resulting from any one occurrence, $100,000. LANDLORD shall be named as an additional insured in all policies of liability insurance maintained pursuant to this section TENANT shall furnish to LANDLORD a certificate of the insurer evidencing the existence of each such insurance policy obtained pursuant to this section and stating that such insurance shall not be canceled without thirty (30) days’ prior written notice to LANDLORD.

(c)    LANDLORD and TENANT each hereby waive any and every claim for recovery from the other for any and all loss or damage to the Leased Premises, or any portion thereof, or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any aforesaid claim by the way of subrogation (or otherwise) to an insurance company (or any other person), LANDLORD and TENANT each agree to give to each insurance company which has issued its policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance by reason of said waiver.

(d)    TENANT waives all claims against LANDLORD and its agents and employees for injury to persons or damage to property, including trade fixtures, sustained by TENANT or any person claiming through TENANT, resulting from any occurrence in or upon the Building, except when the same is due to LANDLORD’S negligent or willful acts. Such claims waived by TENANT include, without limitation, such claims for damages resulting from: (a) any equipment or appurtenances becoming out of repair; (b) injury or damage done or occasioned by wind, water, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder or other casualty; (c) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, water, steam, gas or sewer pipes, stairs, railings or walks; (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking, overflowing, stoppage, or running out of any tank, tub, washstand, water closet, water pipe, drain, cooling coil or any other pipe or tank in, upon or about the Leased Premises; (g) the escape of steam or hot water; (h) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks or any other place upon or near the Leased Premises or otherwise; (i) the falling of any fixture, plaster, stucco or other object; (j) any act, omission, or negligence of co-tenants or of other persons or occupants of the Building or owners of adjacent or contiguous property; and (k) damage to or loss by theft or otherwise of property of TENANTS or others, unless such injuries to persons or damage to property are the result of the willful or negligent acts of LANDLORD.

(e)    TENANT agrees to indemnify, defend and hold harmless LANDLORD and its agents and employees from and against all claims, liabilities, losses, suits, fines, proceedings, and expenses (except those arising out of the negligent or willful acts of LANDLORD and not covered by TENANT’S insurance), including reasonable attorneys’ fees, for injury to or death of any person or loss of or damage to property in or upon the Leased Premises, and including the person and property of TENANT, its employees, agents, invitees, licensees or others. It is understood and agreed that all of TENANT’S property kept, stored, and maintained in or upon the Leased Premises or Common Areas, shall be at the risk of TENANT. LANDLORD agrees to indemnify, defend and hold harmless TENANT and its agents and employees from and against all claims, liabilities, losses, suits, fines, proceedings, and expenses (except those arising out of the negligent or willful acts of TENANT and not covered by LANDLORD’S insurance), including reasonable attorneys’ fees, for injury to or death of any person or loss of or damage to property in or upon the Building (but not the Leased Premises) and the Common Areas, and including the person and property of LANDLORD, its employees, agents, invitees, licensees or others.

12.    Access to Leased Premises. LANDLORD shall have the right to enter upon the Leased Premises at all reasonable hours after reasonable notice for the purpose of inspecting the same, or of making repairs, additions or alterations to the Leased Premises or any property owned or controlled by LANDLORD. LANDLORD shall have reasonable access to the Leased Premises for the purpose of exhibiting the same to prospective tenants.

13.    Condemnation. In the event a part of the Leased Premises shall be taken under the power of eminent domain by any legally constituted authority, and there remains sufficient amount of space to permit TENANT to carry on its business in a manner comparable to which it has been accustomed, then this Lease shall continue, but the obligation to pay rent on the part of the TENANT shall be reduced in an amount proportionate to the area and relative value of the portion of the Leased Premises taken by such condemnation. In the event all of the Leased Premises shall be taken, or so much of the Leased Premises taken that it is not feasible to continue a reasonably satisfactory operation of the business of the TENANT, then this Lease shall be terminated. Such termination shall be without prejudice to the rights of either the LANDLORD or the TENANT to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Neither LANDLORD nor TENANT shall have any right in or to any award made to the other by the condemning authority.

14.    Destruction. Except as otherwise provided in this Lease, in the event the Leased Premises, or any portion of the Building, are damaged by fire or other casualty, such damage shall be repaired with reasonable dispatch by and at the expense of LANDLORD. Until such repairs are completed, the rent payable hereunder shall be abated in proportion to the area of the Leased Premises which is rendered unusable by TENANT in the conduct of its business.

In the event that such repairs cannot, in the reasonable opinion of the parties, be substantially completed within one hundred twenty (120) days after the occurrence of such damage, or if more than fifty (50%) percent of the Leased Premises have been rendered unoccupiable as a result of such damage, or if there has been a declaration of any governmental authority that the Leased Premises are unsafe or unfit for occupancy, then either LANDLORD or TENANT shall have the right to terminate this Lease.

15.    Bankruptcy or Insolvency. In the event the estate created hereby shall be taken in execution or by other process of law, or if TENANT shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of TENANT shall be appointed with respect to TENANT’S property for the benefits of TENANT’S creditors, then and in any such event, LANDLORD may, at its option, terminate this Lease and all rights of TENANT hereunder, by giving to TENANT notice in writing of the election of LANDLORD to so terminate.

16.    Default of Tenant. In the event of any failure of TENANT to pay any rental installment due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease for more than twenty (20) days after written notice of such default shall have been received by TENANT, or if TENANT shall commit or permit any default in the terms herein, or if TENANT shall abandon the Leased Premises or suffer this Lease to be taken under any writ of execution, then LANDLORD, besides other rights or remedies it may have, shall have the immediate right of reentry and TENANT’S right of possession of the Leased Premises shall be terminated. LANDLORD shall be entitled to such further rights and remedies as shall be permitted by law.

17.    Quiet Enjoyment. Upon payment by the TENANT of the rents herein provided, and, upon the observance and performance of all the covenants, terms and conditions on TENANT’S part to be observed and performed, TENANT shall peaceably and quietly hold and enjoy the Leased Premises for the term hereof without hindrance or interruption by LANDLORD or any other person or persons lawfully or equitably claiming by, through or under the LANDLORD, subject, nevertheless, to the terms and conditions of this Lease.

18.    Waiver. One or more waivers of any covenant or condition by LANDLORD shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by LANDLORD to or of any act of TENANT requiring LANDLORD’S consent or approval shall not be deemed to waive or render unnecessary LANDLORD’S consent or approval to or of any subsequent similar act by TENANT.

19.    Notices. Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to TENANT is in writing, addressed to TENANT at the last known post office address of TENANT or at the Leased Premises, and sent by registered or certified mail with postage prepaid, and if such notice to LANDLORD is in writing, addressed to the last known post office address of LANDLORD and sent by registered or certified mail with postage prepaid. Notice need be sent to but one TENANT or LANDLORD where TENANT or LANDLORD is more than one person.

20.    No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of LANDLORD and TENANT. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

21.    Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.    Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heir~ executors, administrators, successors and assigns of said parties; and if there shall be more than one TENANT, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of TENANT unless the assignment to such assignee has been approved by LANDLORD in writing as provided above.

23.    Subletting. Tenant agrees not to sell, assign, mortgage, pledge, franchise, or in any manner transfer this Lease or any estate or interest thereunder and not to Sublet the Leased Premises hereunder or any part thereof without the prior written consent of the Landlord, not to be unreasonably withheld, conditioned or delayed.

24.    Signs. LANDLORD shall furnish and maintain one sign for TENANT comparable to existing signs upon the Building directory. Any additional directory listing, if approved by LANDLORD, shall be installed by LANDLORD at the sole cost and expense of TENANT. TENANT shall have the right to install one hallway sign at the entrance to the Leased Premises, subject to the approval of the size, shape, and design of such sign by Landlord. TENANT shall not erect or install any other exterior signs or any exterior decorations or painting on any portion of the interior or exterior of the Leased Premises without the prior written consent of LANDLORD.

25.    Subordination. LANDLORD reserves the right to subject and subordinate this Lease at any and all times to the lien of any mortgage or mortgages now or hereafter placed on the Leased Premises and TENANT agrees to further execute and deliver, upon demand, such further instrument subordinating this Lease to the lien of any such mortgage as shall be desired by LANDLORD, provided, however, that the mortgagee shall first execute and deliver to TENANT an agreement in recordable form under which the mortgagee agrees that in the event of a foreclosure it will not join the TENANT as a party defendant in the foreclosure action and will not seek to terminate TENANT as a party defendant in the foreclosure action and will not seek to terminate the TENANT’S interest so long as TENANT is not in default in the performance of its lease obligations, and further that the mortgage will not disturb the possession and other rights of the TENANT under this Lease.

26.    Improvements. TENANT takes the Leased Premises “as is.” LANDLORD will, at its expense, install (a) a glass demising wall separating the Leased Premises from the south portion of the 4th floor not within the Leased Premises (the “South Portion”, which is shown by green highlight on the Floor Plan attached as Exhibit A), and (b) a door with security lock, at such time as (but prior to the commencement date of such lease) LANDLORD executes a lease for the South Portion. The approximate locations of such glass demising wall and door/security lock are shown on the floor plan attached as Exhibit A. Notwithstanding any other provision in this Lease, until such time as LANDLORD leases the South Portion to another tenant, TENANT may utilize all or any portion of the South Portion without charge and without an obligation to pay Rent, utilities or other additional charges.

27.    Parking. LANDLORD will provide TENANT with one parking space on the island adjacent to the rear of the Haymarket Building. TENANT will have the right to lease from Treystar up to five (5) parking spaces in Lot 305 (at the corner of Edward Street and Michigan Avenue) at the cost of Sixty ($60.00) Dollars per space, per month.

28.    Commissions. TENANT has no responsibility for any commissions in connection with this Lease.

29.    Security Deposit. Upon execution of this Lease, TENANT shall pay to LANDLORD the sum of Three Thousand Eight Hundred and 00/100 ($3,800.00) Dollars as a security deposit. LANDLORD may commingle this security deposit with any other funds of the LANDLORD. Upon the termination of this Lease, LANDLORD may, in addition to other remedies, apply this security deposit in whole or in part to any rent owed by the TENANT or any damages to the Leased Premises caused by Tenant, its invitees and employees. The security deposit is not an advance payment of rent or a measure of LANDLORD’S damages in event of any loss or default. Upon termination of this Lease, LANDLORD will refund to TENANT any balance of the security deposit remaining after deducting any rent or damages owed by TENANT.

30.    Right of First Refusal on Balance of Fourth Floor. LANDLORD hereby grants the TENANT a right of first refusal to lease the South Portion. Notice of a proposed lease, and a copy thereof, which has been accepted by LANDLORD and the proposed tenant, will be given to the TENANT by the LANDLORD in writing. TENANT may elect to lease all, but not less than all, of the space which is the subject of the proposed lease, on the same terms set forth in the proposed lease, by giving notice thereof to LANDLORD within five (5) days after receipt of the notice and the proposed lease. This right of first refusal shall expire at the end of the Lease Agreement.

31.    Environmental Representations. LANDLORD warrants and represents that the Building and the Leased Premises are in compliance with all Environmental Laws. Environmental Laws means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

IN WITNESS WHEREOF, the LANDLORD and TENANT have executed this Agreement on the day and year first above written.

LANDLORD:	MAIN STREET EAST, L.L.C.

	By:	/s/ illegible

	Its:	Member

TENANT:	METABOLIC SOLUTIONS DEVELOPMENT COMPANY

	By:	/s/ Jerry R. Colca

	Its:	President

EXHIBIT A

FLOOR PLAN

EXHIBIT B

RENT SCHEDULE

To the Lease Agreement between Main Street East, L.L.C., a Michigan Limited Liability Company and METABOLIC SOLUTIONS DEVELOPMENT COMPANY., dated November ______, 2009.

The Leased Premises are more particularly described as the northern portion of the 4th Floor, consisting of approximately 4,028 square feet of space, “as is”.

The base rental due hereunder is as follows:

•	December 2009 through December 2010 – Three thousand Eight Hundred and 00/100 ($3,800.00) Dollars per month.

•	January 2011 through December 2011 – Four Thousand and 00/100 ($4,000.00) Dollars per month.

EXHIBIT C

APPROVED TENANT ADDITIONS AND IMPROVEMENTS

1.    Tenant may install a separate high security lock on the server room (such room being shown on the floor plan attached as Exhibit A to the Lease) or an equivalent room.

2.    Tenant may install a halon (or equivalent) fire suppression system covering the server room or an equivalent room.

3.    Tenant may hang the tank for the fire suppression system on one wall of the mechanical room which is adjacent to the server room.

4.    Tenant may during the Term convert the storage room along the east side of the Leased Premises to additional office space.

5.    Tenant may re-activate, install, upgrade, subdivide, modify and/or replace the security alarm system covering the Leased Premises. Such rights shall include the South Portion, until it is leased by Landlord to another tenant.

ADDENDUM TO LEASE AGREEMENT

THIS ADDENDUM TO LEASE AGREEMENT, made effective the 31st day of October, 2011, by and between MAIN STREET EAST, LLC, A Michigan Limited Liability Company, herein referred to as “LANDLORD” and METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC, herein referred to as “TENANT” in the manner following:

RECITALS

WHEREAS, the parties are LANDLORD and TENANT on a Lease dated as of November 30, 2009 (“Lease”) for Suite 4th Floor North of the Haymarket Building – 161 East Michigan Avenue in Kalamazoo, MI.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is expressly agreed by and between the parties hereto as follows:

1.	The Lease Agreement shall be extended an additional three (3) years – commencing January 1, 2012 and expiring December 31, 2014.

2.

The square footage of the Leased Premises shall increase from 4,028 to 4,076. The space is comprised of 2,969 square feet of space used solely by Tenant, plus 1,107 square feet of Tenant’s share of common area space on the 4th floor. (see attached plan)

3.	Tenant agrees to pay the following new rental amounts:

-	January 1, 2012 – December 31, 2012 $4,755.33 per month

-	January 1, 2013 – December 31, 2013 $4,755.33 per month

-	January 1, 2014 – December 31, 2014 $4,755.33 per month

4.	Landlord agrees to provide Tenant with one (1), three (3) year Option term. Tenant agrees to pay the following rental amounts during the Option term:

-	January 1, 2015 – December 31, 2015 $5,196.28 per month

-	January 1, 2016 – December 31, 2016 $5,352.17 per month

-	January 1, 2017 – December 31, 2017 $5,512.73 per month

5.	Landlord agrees to pay A.L. Summerfield the sum of One Thousand Seven Hundred eleven and 92/100 dollars ($1,711.92) for brokerage fees associated with the representation of Tenant.

6.

Right of First Refusal – Tenant shall have a Right of First Refusal on the adjacent Suite – 4th floor South, comprised of 2,306 square feet. The current Lease on 4th floor south expires in August 2012.

7.	Except as expressly amended above, the terms, covenants and conditions of the lease datedNovember 30, 2009 between LANDLORD and TENANT are hereby ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

“LANDLORD”

MAIN STREET EAST LLC

By: /s/ Illegible

Its: Member

“TENANT”

METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC

By: /s/ Stephen Benoit

Its: Chief Executive Officer

SECOND ADDENDUM TO LEASE AGREEMENT

THIS SECOND ADDENDUM TO LEASE AGREEMENT, is made effective this 16th day of December, 2014, by and between MAIN STREET EAST, LLC, A Michigan limited liability company, (“Landlord”), and METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC, a Delaware limited liability company (“Tenant”), in the manner following:

RECITALS

WHEREAS, the parties are Landlord and Tenant pursuant to a Lease Agreement dated November 30, 2009, as amended by an Addendum to Lease Agreement dated October 31, 2011 (as amended, the “Lease”), whereby Tenant leased from Landlord approximately 4,076 square feet of office space located in the north portion of the fourth floor of the Haymarket Building – 161 East Michigan Avenue in Kalamazoo, MI (the “Leased Premises”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is expressly agreed by and between the parties hereto as follows:

1.	The Lease shall be extended for one (1) year, commencing January 1, 2015 and expiring December 31, 2015 (the “Extension Term”).

2.	Tenant agrees to pay a rental amount of $5,196.28 per month during the Extension Term.

Dates	Rate/Square Foot	Monthly Payment

Extension Term

January 1, 2015-December 31, 2015	$15.30	$5,196.28 per month

3.	On or before September 30, 2015, Tenant may exercise any one of the following options, subject to the terms and conditions set forth herein:

•

Option A – Exercise Renewal on Current Space. Tenant may exercise an option to renew the Lease for a two (2) year term on the current Leased Premises at the rental rates set forth in the “Option Term” chart below (the “Option Term Rates”). In order to exercise such option, Tenant must provide written notice of its intent to do so to Landlord at any time on or before September 30, 2015.

•

Option B – Exercise Renewal on Downsized Space. Tenant may exercise an option to renew the Lease for a two (2) year term on downsized space. Such option would reduce the square footage of the Leased Premises from approximately 4,076 square feet to approximately 3,088 square feet via elimination of approximately 988 square feet known as the “cube farm”. In order to exercise such option, Tenant must provide written notice of its intent to do so to Landlord at any time on or before September 30, 2015. If Tenant delivers timely notice to downsize, then, effective January 1, 2016, the square footage of the Leased Premises shall be reduced to approximately 3,088 square feet, and the rental amount for the Leased Premises shall be reduced accordingly, based on the Option Term Rates.

•

Option C – Exercise Renewal on Expanded Space Tenant may exercise an option to renew the Lease for a two (2) year term on expanded space. Such option would increase the square footage of the Leased Premises from approximately 4,076 square feet to approximately 6,382 square feet by adding the square footage of the suite known as “4th Floor South” to the square footage of the Leased Premises. In order to exercise such option, Tenant must provide written notice of its intent to do so to Landlord at any time on or before September 30, 2015. If Tenant delivers timely notice to expand, then, effective January 1, 2016, the Leased Premises shall be expanded to approximately 6,382 square feet, and the rental amount shall be increased accordingly, based on the Option Term Rates.

Dates	Rate/Square Foot

Option Term

January 1, 2016-December 31, 2016	$15.76

January 1, 2017-December 31, 2017	$16.23

4.

Landlord hereby grants Tenant a right of first refusal to lease the suite known as “4th Floor South”. If Landlord is in negotiations with a proposed tenant for such suite, and such negotiations result in a letter of intent, Landlord shall provide Tenant with a copy of such letter of intent, together with a copy of the proposed lease. Tenant may elect to lease all, but not less than all, of the space which is the subject of the letter of intent and proposed lease, on the same terms and conditions set forth therein, by giving Landlord written notice thereof within five (5) days after receipt of such documents.

5.	Section 19 of the Lease (regarding notices) is hereby deleted in its entirety and is replaced with the following:

“19. Notices. All notices, requests, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if delivered (a) personally, (b) by private national overnight mail delivery service, or (c) by electronic mail, followed by certified mail, return receipt requested, postage prepaid, to the following addresses, or to such other address as a party may designate by a notice of change in address:

LANDLORD:	Main Street East, LLC
c/o Treystar
Attention: Fritz Brown
7950 Moorsbridge Road
Portage, Michigan 49024
Email: fbrown@treystar.com

TENANT:	Metabolic Solutions Development Company, LLC
Attention: Michelle Antunes
161 East Michigan Avenue, 4th Floor North
Kalamazoo, Michigan 49007
Email: mantunes@msdrx.com

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6.

Any inconsistencies between the Lease and this Addendum shall be resolved in favor of this Addendum. Except as expressly amended herein, the terms, covenants and conditions of the Lease are hereby ratified, affirmed and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum as of the day and year first above written.

“LANDLORD”		“TENANT”

MAIN STREET EAST, LLC		METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC

By:	/s/ Frederick O. Brown	By:	/s/ Stephen Benoit

Its:	Member	Its:	Chief Executive Officer

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THIRD ADDENDUM TO LEASE AGREEMENT

THIS THIRD ADDENDUM TO LEASE AGREEMENT, is made effective this 16th day of December, 2015, by and between MAIN STREET EAST, LLC, A Michigan limited liability company, (“Landlord”), and METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC, a Delaware limited liability company (“Tenant”), in the manner following:

RECITALS

WHEREAS, the parties are Landlord and Tenant pursuant to a Lease Agreement dated November 30, 2009, as amended by an Addendum to Lease Agreement dated October 31, 2011, and as amended by a Second Addendum dated December 16, 2014 (as amended, the “Lease”) whereby Tenant leased from Landlord approximately 4,076 square feet of office space located in the north portion of the fourth floor of the Haymarket Building – 161 East Michigan Avenue in Kalamazoo, MI (the “Leased Premises”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is expressly agreed by and between the parties hereto as follows:

1.

The Lease shall be extended on a Month-to-Month basis, commencing January 1, 2016 (the “Extension Term”). Whereas both Landlord and Tenant have the right to terminate the Lease Agreement with thirty (30) days advanced written notice.

2.	Tenant agrees to pay a rental amount of $5,196.28 per month during the Extension Term.

3.

Right of First Refusal – Tenant shall have the right to match any offers submitted for the Leased Premises (with or without the “cube farm”, as defined below) within thirty days of written notice from Landlord. Tenant shall provide a letter stipulating acceptance or rejection of the new Lease Terms.

4.

Nullification of Right of First Refusal – After March 31, 2016, in the event the Landlord receives an offer for the entire 4th floor, the Right of First Refusal shall be deemed null and void – allowing the Landlord to freely Lease the entire 4th floor to a third party. Landlord must provide Tenant thirty (30) days advanced written notice in such an event.

5.

Tenant may exercise any one of the following options anytime during the Month-to-Month Extension period, but prior to any Right of First Refusal notification from Landlord, subject to the terms and conditions set forth herein:

•

Option A – Exercise Renewal on Current Space. Tenant may exercise an option to renew the Lease for a one (1) year term on the current Leased Premises at the rental rates set forth in the “Option Term” chart below (the “Option Term Rates”).

•

Option B – Exercise Renewal on Downsized Space. Tenant may exercise an option to renew the Lease for a one (1) year term on downsized space. Such option would reduce the square footage of the Leased Premises from approximately 4,076 square feet to approximately 3,088 square feet via elimination of approximately 988 square feet known as the “cube farm”. In order to exercise such option, Tenant must provide thirty (30) days advance written of its intent to do so. In this event, the rental amount for the Leased Premises shall be reduced accordingly, based on the Option Term Rates.

Dates	Rate/Square Foot

Option Term

January 1, 2016-December 31, 2016	$15.76

January 1, 2017-December 31, 2017	$16.23

6.

Any inconsistencies between the Lease and this Addendum shall be resolved in favor of this Addendum. Except as expressly amended herein, the terms, covenants and conditions of the Lease are hereby ratified, affirmed and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum as of the day and year first above written.

“LANDLORD”		“TENANT”

MAIN STREET EAST, LLC		METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC

By:	/s/ Frederick O. Brown	By:	/s/ Stephen Benoit

Its:	Member	Its:	Chief Executive Officer

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FOURTH ADDENDUM TO LEASE AGREEMENT

THIS FOURTH ADDENDUM TO LEASE AGREEMENT is made effective this 29th day of April, 2016, by and between MAIN STREET EAST, LLC, a Michigan limited liability company (“Landlord”), and METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC, a Delaware limited liability company (“Tenant”), in the manner following:

RECITALS

WHEREAS, the parties are Landlord and Tenant pursuant to a Lease Agreement dated November 30, 2009, as amended by an Addendum to Lease Agreement dated October 31, 2011, a Second Addendum dated December 16, 2014, and a Third Addendum dated December 16, 2015 (as amended, collectively, the “Lease”), whereby Tenant leased from Landlord approximately 4,076 square feet of office space located in the north portion of the fourth floor of the Haymarket Building – 161 East Michigan Avenue in Kalamazoo, MI (the “Leased Premises”); and

WHEREAS, the parties now desire (i) to reduce the area of the Leased Premises to approximately 2,901 square feet and (ii) to extend the term of the Lease by three years, all pursuant to the terms and conditions of this Fourth Addendum;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is expressly agreed by and between the parties hereto as follows:

1.

Leased Premises. The Leased Premises shall be approximately 2,216 square feet of office space and the corresponding portion, 45.64%, of common space at 685 square feet, totaling 2,901 square feet known as “Suite A”, as depicted on Exhibit “A” attached hereto.

2.	Term. The Lease shall be extended by three (3) years, commencing May 1, 2016, and terminating April 30, 2019 (the “Extension Term”).

3.	Rental. Tenant agrees to pay the following monthly rental amounts over the Extension Term:

•	May 1, 2016 – April 30, 2017 $3,810 ($15.760/sqft)

•	May 1, 2017 – April 30, 2018 $3,888 ($16.082/sqft

•	May 1, 2018 – April 30, 2019 $3,964 ($16.397/sqft)

4.	Relocation.

A.

Landlord, at any time during the Extension Term, shall have the right to relocate Tenant from the Leased Premises (for purposes of this Section, the “Old Premises”) to other space in Landlord’s downtown Kalamazoo portfolio (such other space being referred to as the “New Premises”) (the “Relocation Option”).

B.

Landlord shall have the right to exercise the Relocation Option only by giving notice thereof (the “Relocation Notice”) to Tenant not later than ninety (90) days before the date that the relocation becomes effective (the “Relocation Date”). A Relocation Notice shall not be effective unless Landlord includes therewith a floor plan identifying the New Premises. The New Premises shall (i) be comprised of rentable area equal to or greater than the rentable area of the Old Premises, (ii) be similar in configuration to the Old Premises, and (iii) be within a 3 block radius of the Old Premises. In no event shall the monthly rental amount increase if the New Premises is comprised of a rentable area greater than the rentable area of the Old Premises. Landlord, at Landlord’s expense, shall construct in the New Premises, not later than the

Relocation Date, an interior installation that is as comparable as reasonably practicable to the interior installation that then exists in the Old Premises.

C.

Tenant shall cooperate reasonably with Landlord in connection with Landlord’s designing and performing the construction of such interior installation in the New Premises. Tenant shall vacate the Old Premises and surrender vacant and exclusive possession of the Old Premises to Landlord on or before the Relocation Date, provided that Landlord has theretofore delivered vacant and exclusive possession of the New Premises to Tenant. Landlord shall reimburse Tenant for any reasonable moving expenses and for any other reasonable costs and expenses incurred by Tenant in so relocating to the New Premises from the Old Premises, within thirty (30) days after Tenant’s request therefor and Tenant’s submission to Landlord of reasonable supporting documentation therefor.

D.	From and after the Relocation Date, all references to the Premises herein shall mean the New Premises rather than the Old Premises.

5.

Any inconsistencies between the Lease and this Addendum shall be resolved in favor of this Addendum. Except as expressly amended herein, the terms, covenants and conditions of the Lease are hereby ratified, affirmed and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Addendum as of the day and year first above written.

“LANDLORD”		“TENANT”

MAIN STREET EAST, LLC		METABOLIC SOLUTIONS DEVELOPMENT COMPANY, LLC

By:	/s/ Frederick O. Brown	By:	/s/ Stephen Benoit
Name:	Frederick O. Brown	Name:	Stephen Benoit
Its:	Authorized Agent	Its:	CEO

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